Exhibit 99.1

HealthpeakTM Prices Public Offering of 15,000,000 Shares of Common Stock on a Forward Basis

IRVINE, Calif., Nov. 4, 2019 /PRNewswire/ -- Healthpeak Properties, Inc. (NYSE: HCP, to become "PEAK" effective November 5, 2019) (“Healthpeak”) announced today the public offering of 15,000,000 shares of its common stock at a price of $35.00 per share in connection with its agreement to sell its common stock pursuant to the forward sale agreement described below. The underwriters have been granted a 30-day option to purchase up to an additional 2,250,000 shares of Healthpeak’s common stock.

BofA Securities and Morgan Stanley are acting as lead book-runners, and Barclays and Goldman Sachs are acting as additional book-runners for this offering.

Healthpeak entered into a forward sale agreement with an affiliate of BofA Securities (the “forward purchaser”). The forward purchaser (or its affiliate) is expected to borrow from third parties, and sell to the underwriters, the 15,000,000 shares of Healthpeak’s common stock (or an aggregate of 17,250,000 shares if the underwriters exercise their option to purchase additional shares in full) in the offering.

Healthpeak has agreed to issue and deliver, upon physical settlement of such forward sale agreement on one or more dates specified by Healthpeak within 12 months of entry into the forward sale agreement, up to 15,000,000 shares of Healthpeak’s common stock (or an aggregate of 17,250,000 shares if the underwriters exercise their option to purchase additional shares in full) to the forward purchaser. In exchange for the shares, Healthpeak will receive cash proceeds per share equal to the applicable forward sale price per share, subject to certain adjustments as provided in the forward sale agreement.

Healthpeak intends to use the net proceeds, if any, received upon settlement of the forward sale agreement to fund potential acquisitions, developments, redevelopments and other investment opportunities. We may also use the net proceeds for general corporate purposes, including to repay indebtedness.

This offering is being made pursuant to an effective shelf registration statement and prospectus and a related preliminary prospectus supplement filed by Healthpeak with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Copies of the prospectus supplement and related prospectuses for this offering can be obtained from BofA Securities, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attn: Prospectus Department, Email: dg.prospectus_requests@baml.com, or from Morgan Stanley, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014.

About Healthpeak Properties

Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns and develops high-quality real estate in the three private-pay healthcare asset classes of Life Science, Senior Housing and Medical Office, designed to provide stability through the inevitable industry cycles. At Healthpeak, we pair our deep understanding of the healthcare real estate market with a strong vision for long-term growth. Healthpeak's common stock is expected to begin trading under its new name and ticker symbol "PEAK" on the New York Stock Exchange on November 5, 2019.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “will,” “project,” “anticipate,” “position,” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to the risk that we may not complete any potential acquisition, development or other investment activities in a timely fashion or at all, the risk we may not complete this offering in a timely fashion or at all, and those risks and uncertainties associated with Healthpeak’s business described in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and its subsequent filings with the Securities and Exchange Commission. Although Healthpeak believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, Healthpeak can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and Healthpeak undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations, except as required by law.

Contact

Barbat Rodgers

Senior Director – Investor Relations

(949) 407-0400